                                                                    Exhibit p(2)

                     CREDIT SUISSE ASSET MANAGEMENT LIMITED

                                 CODE OF ETHICS
  (UPDATED OF THE FORMER "ENTERTAINMENT AND GIFTS", "EMPLOYEE'S TRADING RULES"
                        AND "EMPLOYEE'S OUTSIDE BUSINESS
                                  ACTIVITIES")


I.       APPLICABILITY

This Code of Ethics establishes rules of conduct for "Access Persons" (as defined below) and "Non-Access Persons" of Credit Suisse Asset Management Limited (hereafter "CSAML" or the "Company") with respect to each U.S. registered investment company sub-advised by CSAML ("Covered Fund") (CSAML and the Covered Funds are collectively referred to as the "Covered Companies"). For purposes of this Code, "Access Person" shall mean:

       - any "Advisory Person" -- any employee or officer of specific Divisions/ Departments of CSAML (as defined in Exhibit 2) and any natural person in a control relationship to a Covered Company (except for a natural person who, but for his or her holdings in a Covered Fund, would not be considered an Advisory Person, unless he or she obtains information concerning recommendations made to the Covered Fund with regard to the purchase or sale of securities by the Covered Fund, in which case such person shall be considered an Advisory Person only with respect to the Covered Fund); or
       - any director, trustee or officer of a Covered Fund (other than an officer of a Covered Fund who is employed by Credit Suisse Asset Management, LLC (New York)), whether or not such person is an Advisory Person, in which case such person shall be considered an Access Person only with respect to the Covered Fund.

For Purposes of this code, "Non-Access Person" -shall mean: any employee or officer of CSAML, other than an Access Person.

For purposes of this Code:

       - the term "security" shall include any option to purchase or sell, any security that is convertible or exchangeable for, and any other derivative interest relating to the security;

       - the terms "purchase" and "sale" of a security shall include, among other things, the writing of an option to purchase or sell a security; and

       - all other terms shall have the same meanings as under the U.S. Investment Company Act of 1940 ("1940 Act") and Japanese Securities and Exchanges Law, unless indicated otherwise.

II.      STATEMENT OF GENERAL PRINCIPLES

In conducting personal investment activities, all Access Persons and Non-Access Persons are required to act consistent with the following general fiduciary principles:

       - the interests of CSAML clients, including Covered Funds, must always be placed first, provided, however, that persons who are Access Persons only with respect to certain Covered Funds shall place the interests of such Covered Funds first;

       - all personal securities transactions must be conducted in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility; and

       - Access Persons and Non-Access Persons must not take inappropriate advantage of their positions.

CSAML has a separate policy and procedures designed to detect and prevent insider trading, which should be read together with this Code. Nothing contained in this Code should be interpreted as relieving any Access Person and Non-Access Persons from the obligation to act in accordance with any applicable law, rule or regulation or any other statement of policy or procedure adopted by any Covered Company.

III.     PROHIBITIONS

The following prohibitions and related requirements apply to Access Persons and/or Non-Access Persons and accounts in which they have "Beneficial Ownership" (as defined in Exhibit 1).

A. Short Term Trading. CSAML discourages all employees, officers and directors of CSAML (i.e., Access Persons and Non-Access Persons) from short-term trading (I.E., PURCHASES AND SALES WITHIN A 60 DAY PERIOD), as such activity could be viewed as being in conflict with CSAML's general fiduciary principles. In no event, however, may an Access Person or Non-Access Person make a purchase and sale (or sale and purchase) of a security, including shares of Covered Funds and other U.S. registered investment companies (other than money market funds) and of Japanese registered investment trusts, within five "Business Days" (meaning days on which the Tokyo Stock Exchange and/ or New York Stock Exchange are open for trading). CSAML reserves the right to extend this prohibition period for the short-term trading activities of any or all Access Persons and Non-Access Persons if CSAML determines that such activities are being conducted in a manner that may be perceived to be in conflict with CSAML's general fiduciary principles.

B. Side-by-Side Trading. No Access Person may purchase or sell (directly or indirectly) any security for which there is a "buy" or "sell" order pending for a CSAML client at the time of such purchase or sale:

       - is being considered for purchase or sale by or for any CSAML client; or

       - is being purchased or sold by or for any CSAML client.

C. Blackout Periods. No Access Person may execute a securities transaction within five Business Days before and one Business Day after a transaction in that security for a CSAML client.

D. Public Offerings. No Access Person or Non-Access Person may directly or indirectly acquire Beneficial Ownership in any security in a public offering in the primary securities market.

E. Private Placements. No Access Person or Non-Access Person may directly or indirectly acquire or dispose of any Beneficial Ownership in any privately placed security without the express prior written approval of a supervisory person designated in Section IX of this Code ("Designated Supervisory Person"). Approval will take into account, among other factors, whether the investment opportunity should be reserved for a CSAML client, whether the opportunity is being offered to the Access Person or Non-Access Person because of his or her position with CSAML or as a reward for past transactions and whether the investment creates or may in the future create a conflict of interest.

F. Short Selling. Access Persons and Non-Access Persons are only permitted to engage in short selling for hedging purposes. No Access Person or Non-Access Person may engage in any transaction that has the effect of creating any net "short exposure" in an individual security.

G. Futures Contracts. No Access Person or Non-Access Person may invest in futures contracts, except through the purchase of options on futures contracts.

H. Options. No Access Person or Non-Access Person may write (i.e., sell) any options except for hedging purposes and only if the option is fully covered.

I. Trading, Hedging and Speculation in Credit Suisse Group Securities. Employees, officers and directors of CSAML may only hedge vested positions in CSG stock through short sales or derivative instruments. Uncovered short exposure, through short sales or otherwise, is not permitted without the express prior written approval of a Designated Supervisory Person.

J. Investment Clubs. No Access Person or Non-Access Person may participate in an "investment club" or similar activity.

K. Disclosure of Interest. No Access Person or Non-Access Person may recommend to or effect for any CSAML client any securities transaction without having disclosed his or her personal interest (actual or potential), if any, in the issuer of the securities, including without limitation:

       - any ownership or contemplated ownership of any privately placed securities of the issuer or any of its affiliates;

       - any employment, management or official position with the issuer or any of its affiliates;

       - any present or proposed business relationship between the Access Person and the issuer or any of its affiliates; and

       - any additional factors that may be relevant to a conflict of interest analysis.

Where the person has a personal interest in an issuer, a decision to purchase or sell securities of the issuer or any of its affiliates by or for a CSAML client shall be subject to an independent review by a Designated Supervisory Person.

L. Gifts. No Access Person or Non-Access Person may seek or accept any gift of more than a de minimis value (APPROXIMATELY 10,000 YEN PER YEAR) from any person or entity that does business with or on behalf of a CSAML client, other than reasonable, business-related meals and tickets to sporting events, theater and similar activities. If any Access Person or Non-Access Person is unsure of the appropriateness of any gift, a Designated Supervisory Person should be consulted.

M. Directorships and Other Outside Business Activities. No Access Person or Non-Access Person may serve on the board of directors/trustees of any issuer without the express prior written approval of a Designated Supervisory Access Person. Approval will be based upon a determination that the board service would be consistent with the interests of CSAML clients. Where board service is authorized, Access Persons and Non-Access Persons serving as directors will be isolated from those making investment decisions regarding the securities of that issuer through "informational barrier" or other procedures specified by a Designated Supervisory Person.

No Access Person or Non-Access Person may be employed (either for compensation or in a voluntary capacity) outside his or her regular position with CSAML or its affiliated companies without the written approval of a Designated Supervisory Person.

IV.  EXEMPT TRANSACTIONS

A.  Exemptions from Prohibitions

                  1. Purchases and sales of securities issued or guaranteed by the U.S./ Japanese governments or any agencies or instrumentalities of the U.S./ Japanese governments, municipal securities, and other non-convertible fixed income securities, which are in each case rated investment grade, are exempt from the prohibitions described in paragraphs C and D of Section III if such transactions are made in compliance with the preclearance requirements of Section V(C) below.

                  2. Any securities transaction, or series of related transactions, which, because of the amount of securities involved and the market capitalization of the issuer, appear to present no reasonable likelihood of harm to, or conflict with, a CSAML Client, is exempt from the prohibition described in paragraph C of Section III if such transaction is made in compliance with the preclearance requirements of Section V(C) below.

                  3. Purchases and sales of securities of Japanese registered investment trusts issued by CSAML are exempt from the prohibitions described in paragraphs B, C and D of Section III if such transactions are made in compliance with the preclearance requirements of Section V(C) below.

B. Exemptions from Prohibitions and Preclearance. The prohibitions described in paragraphs B through E of Section III and the preclearance requirements of
Section V(C) shall not apply to:

       - purchases and sales of securities that are direct obligations of the U.S. governments;

       - purchases and sales of securities that are direct obligations of the Japanese governments;

       - purchases and sales of securities of U.S. registered open-end investment companies;

       - purchases and sales of securities of Japanese registered investment trusts, other than those issued by CSAMLL;

       - purchases and sales of bankers' acceptances, bank certificates of deposit, and commercial paper;

       - purchases that are part of an automatic dividend reinvestment plan;

       - purchases of listed/ OTC equities based on a Automatic Equities Investment Plan based on the "RUITO" agreement;

       - purchases of Japanese registered investment trusts issued by CSAML based on a Automatic Equities Investment Plan based on the "RUITO" agreement;

       - purchases and sales that are non-volitional on the part of either the Access Person, Non-Access Person or the CSAML client;

       - purchases and sales in any account maintained with a party that has no affiliation with the Covered Companies and over which no Access Person or Non-Access Person has, in the judgment of a Designated Supervisory Person after reviewing the terms and circumstances, direct or indirect influence or control over the investment or trading of the account;

       - purchases by the exercise of rights offered by an issuer pro rata to all holders of a class of its securities, to the extent that such rights were acquired from the issuer;

       - purchases of securities whereby the acquisition is a result of an entity converting from a mutual ownership to a stock ownership;

       - purchases and sales of debt securities of the following U.S. government agencies or U.S. government sponsored enterprises, excluding any form of mortgage-backed securities: FFCB, FHLB, FHLMC, FNMA, GNMA, SBA and SLMA; and

       - purchases and sales of debt securities of the Japanese government agencies or Japanese government sponsored enterprises, excluding any form of mortgage-backed securities.


C. Further Exemptions. Express prior written approval may be granted by a Designated Supervisory Person if a purchase or sale of securities or other outside activity is consistent with the purposes of this Code and Section 17(j) of the 1940 Act and rules thereunder (attached as Attachment A is a form to request such approval). For example, a purchase or sale may be considered consistent with those purposes if the purchase or sale is not harmful to a CSAML client because such purchase or sale would be unlikely to affect a highly institutional market, or because such purchase or sale is clearly not related economically to the securities held, purchased or sold by the CSAML client.

V.  TRADING, PRECLEARANCE, REPORTING AND OTHER COMPLIANCE PROCEDURES

A. Designated Investment Account, Any purchases or sales of securities should be implemented in an investment account of the following designated securities brokers (a "Designated Investment Account"). CSAML encourages employees to purchase and sales of securities at a Designated Investment Account as the designated securities brokers will automatically send copies of all personal securities transactions and copies of periodic statements to a Designated Supervisory Person.


       - Daiwa Securities Co., Ltd., Head Office
       - Kokusai Securities Co., Ltd., Head Office

       - Nikko Beans, Inc.


1. Request for opening the Designated Investment Account. Each Access Person and Non-Access Person who wishes to open the Designated Investment Account shall submit a "Designated Investment Account Opening Request Form" (Attachment G) to a Designated Supervisory Person. Each Access Person and Non-Access Person shall obtain the written approval from a Designated Supervisory Person.

2. Reporting. Copies of confirmations of all personal securities transactions and copies of periodic statements, including confirmations and statements for transactions and accounts described in Section IV(B) above (exempt from prohibitions and preclearance), shall be sent to a Designated Supervisory Person. Access Persons and Non-Access Persons can comply with this requirement by trading at a Designated Investment Account, the designated securities broker of which will automatically send copies of such documents to a Designated Supervisory Person.

B. Non-Designated Investment Account. Purchases and sales of securities can be made at a Non-Designated Investment Account, including an account at Credit Suisse First Boston in Switzerland. Each Access Person and Non-Access Person who wishes to open or maintain a Non-Designated Investment Account shall submit a "Request Form to Open/Maintain a Non-Designated Investment Account" (Attachment
H) to a Designated Supervisory Person. Each Access Person and Non-Access Person shall obtain the prior written approval from a Designated Supervisory Person. Investments in Non-Designated Investment Accounts are subject to the same quarterly reporting requirements as Designated Investment Accounts, as described in Section V(D) below.

C. Preclearance. Except as provided in Section IV, before any Access Person or Non-Access Person purchases or sells any security for any account in which he or she has Beneficial Ownership, preclearance shall be obtained in writing from a Designated Supervisory Person (attached as Attachment B is a form to request such approval). If clearance is given for a purchase or sale and the transaction is not effected on that Business Day, a new preclearance request must be made.

D. Reporting.

1. Initial Certification. Within 10 days after the commencement of his or her employment with CSAML or his or her affiliation with any Covered Fund, each Access Person and Non-Access Person shall submit to a Designated Supervisory Person an initial certification in the form of Attachment C to certify that:

       - he or she has read and understood this Code of Ethics and recognizes that he or she is subject to its requirements; and

       - he or she has disclosed or reported all personal securities holdings in which he or she has any direct or indirect Beneficial Ownership and all accounts in which any securities are held for his or her direct or indirect benefit.

2. Annual Certification. In addition, each Access Person and Non-Access Person shall submit to a Designated Supervisory Person an annual certification in the form of Attachment D to certify that:

       - he or she has read and understood this Code of Ethics and recognizes that he or she is subject to its requirements;

       - he or she has complied with all requirements of this Code of Ethics;
         and

       - he or she has disclosed or reported (a) all personal securities transactions for the previous year and (b) all personal securities holdings in which he or she has any direct or indirect Beneficial Ownership and accounts in which any securities are held for his or her direct or indirect benefit as of a date no more than 30 days before the annual certification is submitted.

Access Persons and Non-Access Persons may comply with the initial and annual reporting requirements by submitting account statements and/or Attachment E to a Designated Supervisory Person within the prescribed periods

Each Access Person and Non-Access Person shall annually disclose all directorships and outside business activities (attached as Attachment F is a form for such disclosure).

3. Quarterly Reporting. All Access Persons and Non-Access Persons shall also supply a Designated Supervisory Person, on a timely basis, with duplicate copies of confirmations of all personal securities transactions and copies of periodic statements for all securities accounts, including confirmations and statements for transactions and accounts described in Section IV(B) above (exempt from prohibitions and preclearance). Additionally, all Access Persons and Non-Access Persons shall also file a transaction report for all securities that were acquired or disposed of through gift or acquired through inheritance. All information required in this section must be supplied at least once per calendar quarter, within 10 days after the end of the calendar quarter. Access Persons and Non-Access Persons can comply with this requirement by trading at a Designated Investment Account, the designated securities broker of which will automatically send copies of such documents to a Designated Supervisory Person.




VI.      COMPLIANCE MONITORING AND SUPERVISORY REVIEW

A Designated Supervisory Person will periodically review confirmations from brokers to assure that all transactions effected by Access Persons for accounts in which they have Beneficial Ownership are in compliance with this Code and Rule 17j-1 under the 1940 Act.

Material violations of this Code and any sanctions imposed shall be reported not less frequently than quarterly to the board of directors of each relevant Covered Fund and to the senior management of CSAML. At least annually, each Covered Company shall prepare a written report to the board of directors/trustees of each Covered Fund, and to the senior management of CSAML, that:

       - describes issues that have arisen under the Code since the last report, including, but not limited to, material violations of the Code or procedures that implement the Code and any sanctions imposed in response to those violations; and

       - certifies that each Covered Company has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

Material changes to this Code of Ethics must be approved by the Board of Directors of each Covered Fund no later than six months after the change is adopted. That approval must be based on a determination that the changes are reasonably necessary to prevent Access Persons from engaging in any conduct prohibited by the Code and Rule 17j-1 under the 1940 Act. Board approval must include a separate vote of a majority of the independent directors.

VII.     SANCTIONS

Upon discovering that an Access Person or Non-Access Person has not complied with the requirements of this Code, the senior management of the relevant Covered Company may impose on that person whatever sanctions are deemed appropriate, including censure; fine; reversal of transactions and disgorgement of profits; suspension; or termination of employment.

VIII.    CONFIDENTIALITY

All information obtained from any Access Person or Non-Access Person under this Code shall be kept in strict confidence, except that reports of transactions will be made available to the Securities and Exchange Commission or any other regulatory or self-regulatory organization to the extent required by law or regulation.

IX.      FURTHER INFORMATION

The Designated Supervisory Persons are Kazuaki Hiroha and his designees in CSAML's legal and compliance department. Any questions regarding the Code of Ethics should be directed to a Designated Supervisory Person.

Dated:   April 24, 2002

                                                                       EXHIBIT 1
                     CREDIT SUISSE ASSET MANAGEMENT LIMITED

                                 CODE OF ETHICS

                       DEFINITION OF BENEFICIAL OWNERSHIP


The term "Beneficial Ownership" as used in the attached Code of Ethics is to be interpreted by reference to Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 ("Rule"). Under the Rule, a person is generally deemed to have Beneficial Ownership of securities if the person (directly or indirectly), through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the securities.

The term "pecuniary interest" is generally defined in the Rule to mean the opportunity (directly or indirectly) to profit or share in any profit derived from a transaction in the securities. A person is deemed to have an "indirect pecuniary interest" within the meaning of the Rule:

       - in any securities held by members of the person's immediate family sharing the same household; the term "immediate family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, as well as adoptive relationships;

       - a general partner's proportionate interest in the portfolio securities held by a general or limited partnership;

       - a person's right to dividends that is separated or separable from the underlying securities;

       - a person's interest in certain trusts; and

       - a person's right to acquire equity securities through the exercise or conversion of any derivative security, whether or not presently exercisable.(1)

For purposes of the Rule, a person who is a shareholder of a corporation or similar entity is not deemed to have a pecuniary interest in portfolio securities held by the corporation or entity, so long as the shareholder is not a controlling shareholder of the corporation or the entity and does not have or share investment control over the corporation's or the entity's portfolio. The term "control" means the power to exercise a controlling influence over management or policies, unless the power is solely the result of an official position with the company.



-------------------
1 The term "derivative security" is defined as any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege at a price related to an equity security (or similar securities) with a value derived from the value of an equity security.

                                                                       EXHIBIT 2

                     CREDIT SUISSE ASSET MANAGEMENT LIMITED

                                 CODE OF ETHICS

                          DEFINITION OF ADVISORY PERSON


The term "Advisory Person" as used in the attached Code of Ethics is defined as
(i) any employee or officer who has access to information concerning investment related decisions; or (ii) an employee or officer of the following Divisions/
Departments:

       - Investment Department and Trading Department, Investment Division
       - Fund Administration/ Accounting Department, General Administration Division
       - Product Control Department
       - Legal and Compliance Department (Head of Legal and Compliance as a Designated Supervisory Person only)

                                                                    ATTACHMENT A

                     CREDIT SUISSE ASSET MANAGEMENT LIMITED
                                 CODE OF ETHICS

                             SPECIAL APPROVAL FORM

1. The following is a private placement of securities or other investment requiring special approval in which I want to acquire or dispose of Beneficial Ownership:

    NAME OF PRIVATE
    ---------------
   SECURITY OR OTHER        DATE TO BE       AMOUNT TO BE           RECORD            PURCHASE          HOW ACQUIRED
   ------------------       -----------      -------------          ------            --------          ------------
       INVESTMENT             ACQUIRED            HELD              OWNER              PRICE           (BROKER/ISSUER)
       ----------             --------            ----              -----              -----           ---------------
------------------------- ----------------- ----------------- ------------------- ----------------- ----------------------
------------------------- ----------------- ----------------- ------------------- ----------------- ----------------------

------------------------- ----------------- ----------------- ------------------- ----------------- ----------------------

------------------------- ----------------- ----------------- ------------------- ----------------- ----------------------

------------------------- ----------------- ----------------- ------------------- ----------------- ----------------------

         Would this investment opportunity be appropriate for a CSAML client?

         ___ Yes  ___ No

2.       I want to engage in the following outside business activity:
         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

I certify, as applicable, that I (a) am not aware of any non-public information about the issuer, (b) have made all disclosures required by the Code of Ethics and (c) will comply with all reporting requirements of the Code.

--------------------------------            -------------------------------
Signature                                            Date

--------------------------------
Print Name

___ Approved
___ Not Approved


-------------------------------             ------------------------------
Designated Supervisory Person                        Date

                                                                    ATTACHMENT B


                     CREDIT SUISSE ASSET MANAGEMENT LIMITED

                                 CODE OF ETHICS

                       PERSONAL TRADING PRECLEARANCE FORM

This form should be filled out completely to expedite approval.

1.       Security:                  __________________________________________

         Ticker:           _________________________________________________

         ____ Purchase              ____ Sale

2.       Number of shares/bonds/units/contracts:     ___________________________

3.       Account Name/Short name:   ____________________________________________

4.       Brokerage Firm and Account Number: ____________________________________

5. Why do you want to purchase or sell? Is this an opportunity appropriate for CSAML clients?

         _______________________________________________________________________

6. Are you aware of a CSAML Access Person who is buying or selling or who plans to buy or sell this security for his or her personal accounts or CSAML clients?

         ___ Yes     ___ No

         If yes, who?
         _______________________________________________________________________

7. If the amount is less than ___1000 shares, is the issuer market capitalization greater than $2.5 billion?

         ____ Yes          _____ No

I certify that I (a) am not aware of any non-public information about the issuer, (b) have made all disclosures required by the Code of Ethics and this trade otherwise complies with the Code, including the prohibition on investments in initial public offerings, and (c) will comply with all reporting requirements of the Code.

----------------------------------                   ---------------------------
Signature                                                       Date


----------------------------------
Print Name

___ Approved
___ Not Approved


---------------------------------           ------------------------------------
Designated Supervisory Person               Date - VALID THIS BUSINESS DAY ONLY.

                                                                    ATTACHMENT C


                     CREDIT SUISSE ASSET MANAGEMENT LIMITED

                                 CODE OF ETHICS

                              INITIAL CERTIFICATION


I certify that:

       - I have read and understood (1) the Code of Ethics, (2) the Compliance Manual for Credit Suisse Asset Management Limited, (3) the Global Compliance Policy Manual for Credit Suisse Asset Management, (4) the Credit Suisse Asset Management Limited Policy and Procedures Designed to Detect and Prevent Insider Trading, and (5) the Credit Suisse Group Code of Conduct and recognize that I am subject to their requirements (collectively the "Compliance Policies"); and

       - I have disclosed or reported all personal securities holdings in which I had any direct or indirect Beneficial Ownership and accounts in which any securities were held for my direct or indirect benefit as of the date I commenced employment with CSAML or the date I became affiliated with a Covered Fund.

       - I will (1) comply with all Compliance Policies, and (2) all of my activities and the activities of others under my direct supervision will comply with all Compliance Policies and relevant legal and regulatory requirements.


--------------------------------            -------------------------------
Signature                                   Date



--------------------------------
Print Name

                                                                    ATTACHMENT D


                     CREDIT SUISSE ASSET MANAGEMENT LIMITED

                                 CODE OF ETHICS

                              ANNUAL CERTIFICATION


I certify that:

       - I have read and understood (1) the Code of Ethics, (2) the Compliance Manual for Credit Suisse Asset Management Limited, (3) the Global Compliance Policy Manual for Credit Suisse Asset Management, (4) the Credit Suisse Asset Management limited Policy and Procedures Designed to Detect and Prevent Insider Trading, and (5) the Credit Suisse Group Code of Conduct (collectively, the "Compliance Policies") and recognize that I am subject to their requirements;

       - I have complied with all requirements of the Compliance Policies and all relevant legal and regulatory requirements in effect during the year ended December 31, 2___; and

       - I have disclosed or reported all personal securities transactions for the year ended December 31, 2___ and all personal securities holdings in which I had any direct or indirect Beneficial Ownership and all accounts in which any securities were held for my direct or indirect benefit as of December 31, 2___.

       - all of my activities and the activities of others under my direct supervision have complied with all relevant legal and regulatory requirements and Compliance Policies in effect during the year ended December 31, 2___.


--------------------------------            -------------------------------
Signature                                   Date



--------------------------------
Print Name

                                                                    ATTACHMENT E

      CREDIT SUISSE ASSET MANAGEMENT LIMITED - PERSONAL SECURITIES ACCOUNT

                                  DECLARATION

ALL ACCESS PERSONS MUST COMPLETE EACH APPLICABLE ITEM (1,2,3 OR 4) AND SIGN
BELOW.

1. The following is a list of securities/commodities accounts or open-ended mutual funds in which I have Beneficial Ownership:

                          BROKER/DEALER                                         ACCOUNT TITLE AND NUMBER
     --------------------------------------------------------- -----------------------------------------------------------
     --------------------------------------------------------- -----------------------------------------------------------

     --------------------------------------------------------- -----------------------------------------------------------

     --------------------------------------------------------- -----------------------------------------------------------

     --------------------------------------------------------- -----------------------------------------------------------

     --------------------------------------------------------- -----------------------------------------------------------

2. The following is a list of securities/commodities accounts in which I had Beneficial Ownership that have been opened in the past year:

                          BROKER/DEALER                                         ACCOUNT TITLE AND NUMBER
     --------------------------------------------------------- -----------------------------------------------------------
     --------------------------------------------------------- -----------------------------------------------------------

     --------------------------------------------------------- -----------------------------------------------------------

     --------------------------------------------------------- -----------------------------------------------------------

     --------------------------------------------------------- -----------------------------------------------------------

     --------------------------------------------------------- -----------------------------------------------------------

     The following is a list of securities/commodities accounts in which I had Beneficial Ownership that have been closed in the past year:

                          BROKER/DEALER                                         ACCOUNT TITLE AND NUMBER
     --------------------------------------------------------- -----------------------------------------------------------
     --------------------------------------------------------- -----------------------------------------------------------

     --------------------------------------------------------- -----------------------------------------------------------

     --------------------------------------------------------- -----------------------------------------------------------

     --------------------------------------------------------- -----------------------------------------------------------

     --------------------------------------------------------- -----------------------------------------------------------

3. The following is a list of any other securities or other investment holdings (securities acquired in a private placement or securities held in physical form) in which I have Beneficial Ownership (for securities held in accounts other than those disclosed in response to items 1 and 2):

    NAME OF PRIVATE
     SECURITY OR
        OTHER                  DATE              AMOUNT            RECORD             PURCHASE           HOW ACQUIRED
      INVESTMENT              ACQUIRED            HELD             OWNER               PRICE            (BROKER/ISSUER)
------------------------- ----------------- ----------------- ------------------- ----------------- ----------------------
------------------------- ----------------- ----------------- ------------------- ----------------- ----------------------

------------------------- ----------------- ----------------- ------------------- ----------------- ----------------------

------------------------- ----------------- ----------------- ------------------- ----------------- ----------------------

------------------------- ----------------- ----------------- ------------------- ----------------- ----------------------

4. I do not have Beneficial Ownership in any securities/commodities (brokerage) accounts or otherwise have Beneficial Ownership of any securities or other instruments subject to the Code of Ethics. (Please initial.)

    -------------
    Initials

I declare that the information given above is true and accurate:

--------------------------------            -------------------------------
Signature                                   Date

-------------------------------
Print Name

                                                                    ATTACHMENT F


                     CREDIT SUISSE ASSET MANAGEMENT LIMITED

                                 CODE OF ETHICS

                           OUTSIDE BUSINESS ACTIVITIES

Outside business activities include, but are not limited to, the following:

       - self-employment;
       - receiving compensation from another person or company;
       - serving as an officer, director, partner, or consultant of another business organization (including a family owned company); and
       - becoming a general or limited partner in a partnership or owning any stock in a business, unless the stock is publicly traded and no control relationship exists.

Outside business activities include serving with a governmental (federal, state or local) or charitable organization whether or not for compensation.

ALL ACCESS PERSONS AND NON-ACCESS PERSONS MUST COMPLETE AT LEAST ONE CHOICE (1 OR 2) AND SIGN BELOW.

1.       The following are my outside business activities:

     OUTSIDE BUSINESS                     DESCRIPTION OF                APPROVED BY DESIGNATED
     ACTIVITY                             ACTIVITY                      SUPERVISORY PERSON (YES/NO)
     ------------------------------------ ----------------------------- -------------------------------

     ------------------------------------ ----------------------------- -------------------------------

     ------------------------------------ ----------------------------- -------------------------------

     ------------------------------------ ----------------------------- -------------------------------

     ------------------------------------ ----------------------------- -------------------------------

     ------------------------------------ ----------------------------- -------------------------------

2.       I am not involved in any outside business activities.  (Please initial)

         ------------
         Initials

I declare that the information given above is true and accurate:


--------------------------------            -------------------------------
Signature                                   Date

--------------------------------
Print Name

                                                                    ATTACHMENT G


               [ ] Daiwa Securities Co., Ltd., Head Office
               [ ] Kokusai Securities Co., Ltd., Head Office
               [ ] Nikko Beans, Inc.




               Designated Investment Account Opening Request Form
--------------------------------------------------------------------------------
Name (Print)
--------------------------------------------------------------------------------
Position and Department
--------------------------------------------------------------------------------
Office Tel.                                                Office Fax
---------------------------------------------------------- ---------------------

By signing below, the Signatory confirms that:

- All trading in this account will be strictly in accordance with the procedures and rules set forth in the Code of Ethics of the Company, which I have received and understood;
- The Company monitors the securities transaction on the below or separately listed securities accounts in order to ensure compliance with the Code of Ethics;
- The Company may fully or partially delegate such monitoring activity to another business unit or legal entity, including any of the domestic or foreign subsidiaries or branches, of the Credit Suisse Group.
- for the purpose of monitoring employee transactions only, authorisation, including the waiving of any applicable banking secrecy or confidentiality agreement, is hereby granted to any and all financial institutions with which the signatory has or will have securities accounts, and that such authorisation includes the right of direct access to the relevant information even if the monitoring is performed by another business unit or legal entity, including any of the domestic or foreign subsidiaries or branches, of the Credit Suisse Group;
- I understand that a circumvention of the Code of Ethics will lead to disciplinary and/or legal actions, including dismissal;
- I have to report immediately any developments or amendments with respect to my securities/banking relationships and submit a new form listing all existing and new securities/bank accounts;
- I agree to confirmations and statements (or duplicates) being sent directly from the securities company with which the Designated Investment Account is maintained to Legal and Compliance Department.

----------------------------------------------------------------- --------------
Signature                                                         Date
----------------------------------------------------------------- --------------

Legal and Compliance Department                       Employee's Department Head

----------------------------------------------------- --------------------------
    [ ] Confirmed                                        [ ] Confirmed
----------------------------------------------------- --------------------------
Signature                                             Signature

----------------------------------------------------- --------------------------
Print Name                                            Print Name

----------------------------------------------------- --------------------------
Date                                                  Date

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         ----- Followings are for Legal and Compliance Dept. use ---
                                                                     (Confirmed)

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          Account No.


                                                                      Date:
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                                                                    ATTACHMENT H


                        Request Form to Open/ Maintain a
                        Non-Designated Investment Account
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Name (Print)
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Position and Department
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Office Tel.                                                Office Fax
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By signing below, the Signatory confirms that:-

- All trading in this account will be strictly in accordance with the procedures and rules set forth in the Code of Ethics of the Company, which I have received and understood;
- The Company monitors the securities transaction on the below or separately listed bank/securities accounts in order to ensure compliance with the applicable Code of Ethics;
- The Company may fully or partially delegate such monitoring activity to another business unit or legal entity, including any of the domestic or foreign subsidiaries or branches, of the Credit Suisse Group.
- For the purpose of monitoring employee transactions only, authorisation, including the waiving of the applicable banking secrecy or confidentiality agreement, is hereby granted to any and all financial institutions of the Credit Suisse Group, and that such authorisation includes the right of direct access to the relevant information even if the monitoring is performed by another business unit or legal entity, including any of the domestic or foreign subsidiaries or branches, of the Credit Suisse Group;
- with respect to all bank accounts in and outside the Credit Suisse Group, on which the relevant information cannot be accessed directly, I will provide all relevant documents (e.g. copies of transaction confirmations, statements etc.) with respect to any securities transactions executed by me;
- I understand that a circumvention of the Employee Trading Rules will lead to disciplinary and/or legal actions, including dismissal;
- I have to report immediately any developments or amendments with respect to my securities/banking relationships and submit a new form listing all existing and new bank accounts;

I AGREE TO SEND CONFIRMATIONS AND STATEMENTS (OR DUPLICATES) FROM THE SECURITIES COMPANY WITH WHICH MY ACCOUNT IS MAINTAINED TO LEGAL AND COMPLIANCE DEPARTMENT.
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Signature                                                        Date

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Legal and Compliance Department                       Employee's Department Head
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[ ]  Confirmed                                        [ ] Confirmed
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Signature                                             Signature
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Print Name                                            Print Name
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Date                                                  Date
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         ---- Followings are for Legal and Compliance Dept. use ---
                                                                     (Confirmed)
--------------------------------- ---------------------------------- -----------
          Account No.
--------------------------------- ---------------------------------- -----------
     Date of Account Opened                                          Date:
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